UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 24, 2010

HICKS ACQUISITION COMPANY II, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or other jurisdiction of incorporation)	000-54151 (Commission File Number)	80-0611167 (I.R.S. Employer Identification Number)

100 Crescent Court,
Suite 1200 Dallas, TX (Address of principal executive offices)	75201 (Zip code)
(214) 615-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events.
On November 24, 2010, Hicks Acquisition Company II, Inc. (OTCBB: HKACU) (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report Form 8-K, announcing that, commencing November 29, 2010, holders of the securities comprising each unit sold in the Company’s initial public offering of 15,000,000 units completed on October 14, 2010 (the “IPO”), may elect to separately trade the common stock and warrants included in the units. Those units not separated will continue to trade on the Over-the-Counter Bulletin Board quotation system under the symbol “HKACU” and each of the common stock and warrants are expected to trade on the Over-the-Counter Bulletin Board quotation system under the symbols “HKAC” and “HKACW”, respectively.
The Company also announced that the underwriters in the IPO did not exercise their option to purchase up to an additional 2,250,000 units to cover over-allotments within the 45-day period granted to them by the Company.

Item 9.01.	Exhibits

Exhibit Number	Exhibit
99.1*	Press release announcing separate trading and non-exercise of underwriters’ over-allotment option, dated November 24, 2010.

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated:   November 24, 2010.

Hicks Acquisition Company II, Inc.
By:	/s/ ROBERT M. SWARTZ
Name:	Robert M. Swartz
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Press release announcing separate trading and non-exercise of underwriters’ over-allotment option, dated November 24, 2010.

*	Filed herewith.